EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-8 of Hertz Global Holdings, Inc. of our report dated March 4, 2013 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Hertz Global Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2012, which appears in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
August 16, 2013